AMENDMENT NO. 1

TO

SERIES G WARRANT

This Amendment No. 1 to Series G Warrant (this “Amendment”) issued by Validian Corporation (the “Company”) is entered into as of this 31st day of August, 2005, by and between the Company and Scott Christie ("Holder").

R E C I T A L S:

WHEREAS, the Company issued that certain Series G Warrant to Holder dated as of September 3, 2003 to purchase 200,000 shares of the Company’s common stock  (the “Warrant”);

WHEREAS, the parties desire to amend the Warrant to extend the expiration date of the Warrant to December 31, 2006.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1.

Expiration Date.  The definition of the term “Expiration Date” in Section 1(a) of the Warrant is hereby amended to read in its entirety as follows:  “’Expiration Date’ means December 31, 2006.”

2.

Miscellaneous.

a.

Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Nevada.  The Holder hereby irrevocably submits to the exclusive jurisdiction of the State of Georgia and agrees that service of all writs, process and summonses in any such proceeding brought in the United States against the Company may be made upon the Escrow Agent governed by and interpreted under the laws of the State of Georgia without regard to principles of conflicts thereof.

b.

Successors and Assigns.  The terms, conditions and covenants contained in this Amendment are for the benefit of, and are binding on, the parties hereto and their respective permitted successors and permitted assigns, except as otherwise herein expressly provided.

c.

Amendment.  Except as expressly provided herein, neither this Amendment nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the parties hereto.

d.

Severability. If any provision of this Amendment is finally held by a court of competent jurisdiction to be invalid or unenforceable, then the invalid or unenforceable provision shall be deemed severed from this Amendment and the validity and enforceability of the remaining provisions of this Amendment shall be unaffected.

e.

Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

f.

Definitions.  Initially capitalized terms used but not defined here shall have the meanings set forth in the Warrant.

* * * * *

This Amendment has been executed and delivered as of the date first written above.

The Company:

VALIDIAN CORPORATION

By:

/s/ Bruce Benn

Bruce Benn, Chief Executive Officer

Holder:

/s/ Scott Christie

Name: Scott Christie